UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2019

 PO YUEN CULTURAL HOLDINGS (HONG KONG) CO., LTD.

(Exact name of registrant as specified in its charter)

Nevada	333-198615	47-1100063
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room A, 16/F, Winbase Centre, 208 Queen's Road Central, Hong Kong

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (852) 2350 1928

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17  CFR 240.13e-4(c)).

On August 20, 2019, Po Yuen Cultural Holdings (Hong Kong) Co., Ltd. (the “Company”) filed a Form 8-K (the “Original 8-K”) reporting under Item 5.02(a) and 5.02(c) as to the dismissal of a director and officer of the Company and the appointment of new officers of the Company, which was amended by the filing on August 23, 2019 of Amendment No. 1 to the Original 8-K to correct certain information with respect to the persons referenced in the Original 8-K (“8-K Amendment No. 1”).  This Amendment No. 2 to Current Report on Form 8-K/A is being filed solely for the purpose of amending the  8-K Amendment No. 1 to correct disclosure of the names of the persons referenced in 8-K Amendment No. 1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2019:

•by written consent to action in lieu of holding a meeting, the holders of 63.7% of the outstanding shares of common stock of the Company voted to remove Peter H. Tong as a member of the board of directors without giving any reason for such dismissal;

•the board of directors convened a meeting at which a majority of the directors voted to terminate  Peter H. Tong as the chief financial officer, treasurer and secretary of the Company, effective as of the date of the meeting; and

•appointed Cheuk Yi Cheung to serve as the chief financial officer, Ming Leong Luk to serve as the Treasurer and Chi Leong Luk to serve as the secretary of the Company.

Ming Leong Luk and Chi Leong Luk are the sons of Kwok Yuen Luk and Cheuk Yi Cheung, the chief executive officer and chairperson, respectively, of the of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PO YUEN CULTURAL HOLDINGS (HONG KONG) CO., LTD.

Date: August 28 2019	By:	:/s/ Kwok Yuen Luk .
Kwok Yuen Luk, Chief Executive Officer